UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2008

KKR Financial Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33437	11-3801844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 California Street, 50th Floor San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

415-315-3620

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 30, 2008, KKR Financial Holdings LLC (the “Company”) was notified by the New York Stock Exchange (the “NYSE”) that it has fallen below the continued listing standard regarding price criteria for common shares under Section 802.01C of the NYSE's Listed Company Manual. Section 802.01C requires that the Company’s common shares have a minimum average closing price of $1.00 per share during a consecutive 30-day trading period. Under the NYSE's applicable rules and regulations regarding listed security average closing price, the Company has 6 months from the date of the notice to bring the average closing price of its common shares back above $1.00 during a consecutive 30-day trading period.  In the event that the Company fails to meet this standard at the expiration of the six-month period, the NYSE will commence suspension and delisting procedures. In addition, under NYSE rules, the Company has 10 business days following receipt of the notice to respond to the NYSE and indicate its intent to cure this deficiency. The Company will notify the NYSE, within the required 10 business day period, that it intends to cure the deficiency.  The Company’s common shares will continue to be listed on the NYSE under the symbol "KFN," but will be assigned a ".BC" indicator by the NYSE to signify that the Company is not currently in compliance with the NYSE's continued listing standards.

As required under NYSE rules, the Company issued a Press Release on December 30, 2008, announcing that it had received the notice of non-compliance and that the Company intends to attain compliance with NYSE continued listing standards within the time periods prescribed by the NYSE. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

Exhibit 99.1                                    Press Release issued December 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

KKR Financial Holdings LLC
(Registrant)
Date: December 30, 2008

/s/ JEFFREY B. VAN HORN
Jeffrey B. Van Horn
Chief Financial Officer
	By:	(Principal Financial and Accounting Officer)